STRATTEC SECURITY CORPORATION

2024 EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

STRATTEC SECURITY CORPORATION (the “Company”) hereby grants as of the “Grant Date” set forth in the accompanying Notice of Performance Restricted Stock Award (the “Notice”) to the named Participant an award of Performance Restricted Stock Units (“PSUs”), the target number of which is set forth in the Notice (“Target Number of PSUs”), subject to the terms and conditions described in the STRATTEC SECURITY CORPORATION 2024 Equity Incentive Plan, effective as of October 25, 2024 and as amended from time to time (the “Plan”), and this Performance Restricted Stock Unit Award Agreement (together with the Notice, this “Award Agreement”). Capitalized terms that are not defined in this Award Agreement shall have the same meaning as in the Plan. Each PSU represents the unfunded, unsecured right of the Participant to receive a Share and dividend equivalent rights in the future if the terms and conditions in the Plan and this Award Agreement are satisfied.

1. Vesting and Forfeiture of PSUs:

(a) General Vesting.

(i) Except as otherwise set forth in this Section 1, the PSUs shall vest (if at all) based on achievement relative to the performance goals based on the Performance Criteria set forth in Exhibit A of this Award Agreement (the “Performance Goals”) and subject to the Participant’s continuous employment with the Company through the Determination Date. For purposes of this Award Agreement, the “Determination Date” shall be the date on which the Committee determines and certifies the extent to which the Performance Goals have been achieved. The Determination Date shall occur as soon as practicable following the end of the three-year period beginning on June 30, 2025 and ending on July 2, 2028 (the “Performance Period”), but in no event later than 90 days following the end of the Performance Period.

(ii) Upon the Determination Date, the Committee shall determine the achievement of the Performance Goals. Subject to the Participant’s continuous employment with the Company through the Determination Date, the number of PSUs (if any) that vest shall be based on the Committee’s determination of performance with respect to such Performance Goals. The Committee’s determination and certification of the achievement of the Performance Goals and the number of PSUs that vest pursuant to this Section 1(a) shall be final and binding on the Participant. All PSUs that do not become vested as of the Determination Date shall be automatically forfeited without consideration therefor.

(b) Forfeiture Rights. Any unvested PSUs shall immediately be forfeited if, prior to the Determinate Date, the Participant’s employment with the Company terminates for any reason, other than as described in Section 1(c) of this Award Agreement.

(c) Accelerated Vesting. Notwithstanding anything herein to the contrary:

(i) Termination Due to Death or Disability. If the Participant’s employment with the Company terminates as a result of the Participant’s death or the Participant’s Disability (as defined in the Employment Agreement by and between the Company and the Participant (the “Employment Agreement”)), then the Participant shall become vested in the Target Number of PSUs as of the date of such termination.

(ii) Termination by the Company Without Cause or by the Participant for Good Reason. If the Participant’s employment is terminated by the Company under Section 6(d) or 6(f) of the Employment Agreement or the Participant resigns and terminates the Participant’s employment under Section 6(d) or 6(f) of the Employment Agreement, then the Participant shall become vested in the Target Number of PSUs as of the date of such termination.

2. Time and Form of Settlement: As soon as administratively feasible but not later than 30 days after the earliest of the Determination Date and the date the PSUs otherwise become vested in accordance with Section 1(c) of this Award Agreement (the “Payment Date”), the Company shall deliver (or cause to be delivered) to the Participant one Share with respect to each vested PSU or, at the discretion of the Committee, a cash payment equal to the aggregate Fair Market Value of the Shares underlying the vested PSUs on the Payment Date, in either case, as settlement of the vested PSUs and each such vested PSU shall thereafter be cancelled.

3. Non-Transferability: The PSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution and in accordance with Section 5(b) of this Award Agreement, and any purported sale, transfer, pledge, assignment, alienation or hypothecation shall be void and unenforceable against the Company or any Affiliate.

4. Taxes:

(a) Tax Withholding. The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold, or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the PSUs. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Shares transferred in connection with the settlement of the PSUs; (iii) collected directly from the Participant; or (iv) withheld using any combination of the methods described in clauses (i), (ii), or (iii).

(b) Section 409A of the Code. It is intended that this Award Agreement and the PSUs granted hereunder shall not be subject to Section 409A of the Code by reason of the short-term deferral exception under Treasury Regulation Section 1.409A-1(b)(4), and this Award Agreement shall be interpreted accordingly. Nothing in this Award Agreement shall be construed as the guarantee of any particular tax treatment to the Participant, and neither the Company nor any of its Affiliates shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

5. Other Terms and Conditions:

(a) Rights Associated with PSUs.

(i) The Participant shall not have any rights of a shareholder with respect to the Shares underlying the PSUs, including voting rights.

(ii) Each PSU shall be granted with a dividend equivalent. Each dividend equivalent represents the right to receive an amount equal to (A) the dividends that are declared and paid on a Share during the period beginning on the Grant Date and ending on the Payment Date, multiplied by (B) the number of Shares issued to the Participant in settlement of the PSUs under Section 6 of this Award; provided, however, that payment of any dividend equivalent will be subject to the same terms, conditions and restrictions (including risk of forfeiture) as the PSUs with respect to which the dividend equivalents are paid, and, in no event, will any dividend equivalents be paid unless and until the PSUs to which they relate have vested. Any such settlement will be made (x) in cash for any dividend equivalents related to cash dividends and (y) in Shares for any dividend equivalents related to Share dividends.

(b) Beneficiary Designation. The Participant may designate a beneficiary or beneficiaries to receive Shares that are delivered upon the settlement of vested PSUs after the Participant’s death by completing, and returning to the Company, a Beneficiary Designation Form provided by the Company. If the Participant dies without completing a Beneficiary Designation Form, if the Participant does not complete and submit the Beneficiary Designation Form correctly, or if the Participant’s beneficiary predeceases the Participant, the Participant’s beneficiary under this Award Agreement will be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c) No Right to Continued Service. The granting of the Award shall impose no obligation on the Company or any Affiliate to continue the employment or other service of the Participant or interfere with or limit the authority of the Company or any Affiliate, as applicable, to terminate the employment or other service of the Participant at any time, which right is expressly reserved.

(d) Requirements of Law. This Award Agreement and the grant of PSUs shall be subject to all applicable federal, state, and local laws, rules and regulations (including all applicable federal and state securities laws) and to all required approvals of any governmental agencies or stock exchange, market, or quotation system on which the Shares are then listed or traded.

(e) Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to its conflicts of law provisions.

(f) Entire Agreement; Award Subject to Plan. Except as otherwise described in this Section 5(f), this Award Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Award Agreement. The PSUs are subject in all cases to the terms and conditions set forth in this Award Agreement and the Plan, which is incorporated into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. [Notwithstanding the foregoing, in the event of a conflict between the terms of Section 4(e)(iii), 6(a), or 6(b) of the Employment Agreement and the terms of this Award Agreement with respect to the vesting of the Award on termination of employment, the terms of the Employment Agreement will govern.]

(g) Severability. The invalidity or unenforceability of any provisions of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award

Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant and the Participant’s legal representatives, heirs, legatees, distributes, assigns and transferees.

(h) Amendment. This Award Agreement may be amended or terminated in accordance with Article XV of the Plan.

(i) Execution. This Award Agreement shall be deemed to be signed by the Company and the Participant upon the Participant’s acceptance of this Award Agreement via the Company’s designated electronic acceptance procedures.

EXHIBIT A
to the Strattec Security Corporation
2024 Equity Incentive Plan
Performance Restricted Stock Unit Award Agreement for FY2026

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